EX-99.1  PRESS RELEASE
                  Exhibit 99.1

BAB, Inc.

FOR IMMEDIATE RELEASE

BAB, INC. ADOPTS STOCKHOLDER RIGHTS PLAN

Deerfield, IL May 7, 2013 /BUSINESS WIRE/ - BAB, Inc. (OTCBB: BABB), announced that its Board of Directors adopted a Preferred Shares Rights Agreement (the “Rights Plan” or “Agreement”) and declared a dividend distribution of one right (“Right”) for each outstanding share of common stock.

The Rights Plan is intended to protect BAB and its stockholders from efforts to obtain control of BAB that the Board of Directors determines are not in the best interests of BAB and its stockholders, and to enable all stockholders to realize the long-term value of their investment in BAB.   The Rights Plan is not intended to interfere with any merger, tender or exchange offer or other business transaction approved by the Board of Directors.

Pursuant to the Plan, BAB is issuing one Right for each current share of common stock outstanding at the close of business on May 13, 2013.  Initially, these rights will not be exercisable and will trade with the shares of BAB’s common stock.   If Rights become exercisable, each Right will entitle stockholders to buy one one-thousandth of a share of a new series of participating preferred stock at an exercise price of $0.90 per Right.

The Rights will be exercisable only if a person or group acquires 15% (or 20% in the case of institutional investors filing on Schedule 13G, as described in the Rights Plan) or more of BAB’s common stock in a transaction not approved by BAB’s Board of Directors.  If a person or group acquires 15% (or 20% in the case of 13G institutional investors) or more of BAB’s outstanding common stock, each Right will entitle its holder (other than such person or members of such group) to purchase, at the Right’s exercise price (subject to adjustment as provided in the Agreement), a number of shares of BAB’s common stock having a then-current market value of twice the exercise price.

In addition, if after a person or group acquires 15% (or 20% in the case of 13G institutional investors) or more of BAB’s outstanding common stock, BAB merges into another company, an acquiring entity merges into BAB or BAB sells or transfers more than 50% of its assets, cash flow or earning power, then each Right will entitle the holder thereof to purchase, for the exercise price, a number of shares of common stock of the person engaging in the transaction having a then-current market value of twice the exercise price. The acquiring person will not be entitled to exercise these Rights.

BAB’s Board of Directors may redeem the Rights for $0.001 per Right at any time before an event that causes the Rights to become exercisable.  The Rights will expire on the third anniversary date of the Agreement, unless the Rights have previously been redeemed by the Board of Directors.

Additional details about the Rights Plan are contained in a Form 8-K filed by BAB with the U.S. Securities and Exchange Commission.  The description of the Rights Plan contained herein does not purport to be complete and is qualified in its entirety by reference to the Rights Agreement attached as an Exhibit to such Form 8-K.

BAB, Inc. franchises and licenses Big Apple Bagels®, My Favorite Muffin® SweetDuet Frozen Yogurt & Gourmet Muffins™, ® and Brewster’s® Coffee.  The Company’s stock is traded on the OTCBB under the symbol BABB and its web site can be visited at www.babcorp.com.

Certain statements in this press release constitute forward-looking statements or statements which may be deemed or construed to be forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995.  The words “forecast,” “estimate,” “project,” “intend,” “expect,” “should,” “would,” “believe” and similar expressions and all statements which are not historical facts are intended to identify forward-looking statements.   These forward-looking statements involve and are subject to known and unknown risks, uncertainties and other factors which could cause the company’s actual results, performance (financial or operating), or achievements to differ from the future results, performance (financial or operating), or achievements expressed or implied by such forward-looking statements.  The above factors are more fully discussed in the company’s SEC filings.

Contact: BAB, Inc.
Michael K. Murtaugh (847) 948-7520
Fax: (847) 405-8140
www.babcorp.com